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                                                                    EXHIBIT 12.1

                             SNYDER OIL CORPORATION

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)

                                                                                               PRO
                                                                                              FORMA
                                                 YEARS ENDED DECEMBER 31,                       AS
                                  -------------------------------------------------------    ADJUSTED
                                   1989        1990        1991        1992        1993      1993(A)
                                  -------    --------    --------    --------    --------    --------
                                                 (DOLLARS IN THOUSANDS)
Income before taxes,
  extraordinary item, and
  and accounting change.........  $ 7,321    $  9,857    $ 11,439    $ 17,305    $ 34,909    $ 31,380
Interest expense................      761       6,273       8,452       4,997       5,315       3,034
Pro forma SIRENs interest.......        0           0           0           0           0       5,810
                                  -------    --------    --------    --------    --------    --------
Earnings before fixed charges...    8,082      16,130      19,891      22,302      40,224      40,224
                                  -------    --------    --------    --------    --------    --------
                                  -------    --------    --------    --------    --------    --------
Fixed Charges:
Interest expense................      761       6,273       8,452       4,997       5,315       3,034
Pro forma SIRENs interest.......        0           0           0           0           0       5,810
                                  -------    --------    --------    --------    --------    --------
                                  $   761    $  6,273    $  8,452    $  4,997    $  5,315    $  8,844
                                  -------    --------    --------    --------    --------    --------
                                  -------    --------    --------    --------    --------    --------
Ratio of earnings
  to fixed charges..............    10.62        2.57        2.35        4.46        7.57        4.55
                                  -------    --------    --------    --------    --------    --------
                                  -------    --------    --------    --------    --------    --------

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(a) Presented pro forma for the Step-up Convertible Subordinated Notes, based on
    $100,000,000 at the average yield of 5.81%.